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Corey Kinger (Investors)
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Cartesian Reports Fourth Quarter and Full Year 2013 Financial Results

- Company Announces Share Repurchase Program –

Overland Park, KS – February 27, 2014 – Cartesian, the trading name of The Management Network Group, Inc. aka TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technology solutions to leaders in the communications, digital media, and technology industries, reported financial results for its 2013 fourth quarter and full year ended December 28, 2013.

On February 3, 2014, TMNG Global announced that it will now operate around the world under the unified brand name “Cartesian”.  Also, on February 26, 2014 the Company announced that it has entered into a commercial partnership and an investment agreement with Elutions, Inc., a provider of operational business intelligence solutions that significantly improve energy efficiency, asset performance and workforce productivity.

“Cartesian enters 2014 with a solid foundation for renewed growth and improving profitability.  We are executing on our transformational business strategy centered on deepening relationships with our largest clients, expanding our software-based technical solutions offerings, and developing strategic alliances that leverage our unique industry expertise to accelerate our growth,” said Donald Klumb, CEO of Cartesian.  “The groundwork for this strategy was laid in 2013, and with our newly unified operating structure under the Cartesian banner, we are in a good position to begin seeing the fruits of our efforts this year, highlighted by new solutions offerings and a new strategic partnership with Elutions to deliver a M2M big data solution.”

Financial Results for the Thirteen Weeks Ended December 28, 2013

Revenues in the fourth quarter of 2013 were $13.9 million, up 7.7% from $12.9 million in the fourth quarter of 2012 and up 4.0% from $13.4 million in the third quarter of 2013. During the quarter, Cartesian’s gross margin was 38.3%, compared with 38.7% in the fourth quarter of 2012 and 37.7% in the third quarter of 2013.

Selling, general and administrative expenses were $5.3 million in the fourth quarter of 2013, compared to $4.7 million in the fourth quarter of 2012 and $5.0 million in the third quarter of 2013.  Selling, general and administrative expenses for the fourth quarter of 2013 includes $0.2 million in non-cash share-based compensation expense, compared to $11,000 in the fourth quarter of 2012.

Cartesian reported net income of $19,000 on a GAAP basis, or breakeven per diluted share for the fourth quarter of 2013, compared to net income of $0.3 million or $0.04 per diluted share in the fourth quarter of 2012.  After adjusting for the after tax impact of depreciation and amortization expense and non-cash share-based compensation expense, non-GAAP adjusted net income was $0.4 million, or $0.06 per diluted share, for the fourth quarter of 2013.  The comparable non-GAAP adjusted net income was $0.5 million, or $0.07 per diluted share, for the fourth quarter of fiscal 2012.

Financial Results for the Fifty-Two Weeks Ended December 28, 2013

For the fifty-two weeks ended December 28, 2013, revenues were $55.4 million, up 4.5% from $53.0 million in fiscal year 2012.  Cartesian’s gross margin was 37.6% for the fifty-two weeks ended December 28, 2013, compared with 37.8% in fiscal year 2012.

Selling, general and administrative expenses were $21.3 million during the fifty-two weeks ended December 28, 2013, compared to $21.2 million in fiscal year 2012.  Current year expense includes $0.7 million of non-cash share based compensation expense, compared to $21,000 in fiscal 2012.

Net loss for the fifty-two weeks ended December 28, 2013 was ($0.6) million or ($0.08) per diluted share, compared with a net loss of ($1.2) million or ($0.17) per diluted share in fiscal year 2012.  After adjusting for the after tax impact of depreciation and amortization expense and non-cash share-based compensation expense, non-GAAP adjusted net income was approximately $1.0 million, or $0.13 per diluted share, for the fifty-two weeks ended December 28, 2013.  The comparable non-GAAP adjusted net loss for the fifty-two weeks ended December 29, 2012 was ($0.3) million or ($0.04) per diluted share.

Cash and cash equivalents totaled $13.8 million as of December 28, 2013 as compared to $12.2 million as of December 29, 2012.

Share Repurchase Authorization

The Company also announced that its Board of Directors has approved a common stock repurchase program under which the Company may repurchase up to $2 million of Company common stock through June 30, 2015. Under the program, repurchases may be made by the Company from time to time in the open market or through privately negotiated transactions depending on market conditions, share price and other factors. The stock repurchase program may be modified or discontinued at any time by the Board of Directors.

The Company expects to fund repurchases through cash on hand, future cash flow from operations and future borrowings.  The authorization of this share repurchase program reflects the Board’s desire to return value to stockholders and its confidence in the long-term growth prospects for the Company’s business.  In order to facilitate repurchases, the Company may enter into a Rule 10b5-1 plan, which permits stock repurchases when the Company might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout period.

Non-GAAP Adjustments

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including tax effects as applicable.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  Cartesian’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although Cartesian’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2013 fourth quarter and full year results.  The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.cartesian.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the Cartesian call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10041466, through March 6, 2014.

About Cartesian

Cartesian is the trading name of TMNG Global (NASDAQ: TMNG), a premier provider of professional services and technology solutions to leaders in the communications, digital media, and technology industries. Cartesian, incorporating the brands formerly known as TMNG Global and CSMG, provides professional services in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information about the company and its services, visit www.cartesian.com.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully complete and implement the proposed strategic partnership with Elutions; conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012

Revenues	$13,931	$12,932	$55,371	$53,009

Cost of services	8,589	7,933	34,529	32,951

Gross profit	5,342	4,999	20,842	20,058

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $205 and $11 for the thirteen weeks ended December 28, 2013 and December 29, 2012, respectively and $737 and $20 for the fifty two weeks ended December 28, 2013 and December 29, 2012, respectively)	5,270	4,726	21,293	21,155
Income (loss) from operations	72	273	(451)	(1,097)
Other income	2	8	4	16
Income (loss) before income taxes	74	281	(447)	(1,081)
Income tax provision	(55)	(16)	(114)	(106)
Net income (loss)	$19	$265	$(561)	$(1,187)

Net income (loss) per common share:
Basic and diluted	$0.00	$0.04	$(0.08)	$(0.17)

Weighted average shares used in calculation of net income (loss) per common share
Basic	7,150	7,113	7,131	7,103
Diluted	7,248	7,116	7,131	7,103

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 28,	December 29,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,780	$12,177
Accounts receivable, net	11,716	12,762
Prepaid and other current assets	1,751	658
Total current assets	27,247	25,597

NONCURRENT ASSETS:
Property and equipment, net	1,202	1,355
Goodwill	8,225	8,160
Other noncurrent assets	150	204
Total Assets	$36,824	$35,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,036	$975
Accrued payroll, bonuses and related expenses	4,249	4,003
Deferred revenue	591	605
Other accrued liabilities	1,631	1,809
Total current liabilities	8,507	7,392

NONCURRENT LIABILITIES:
Deferred income tax liabilities	586	472
Other noncurrent liabilities	342	441
Total noncurrent liabilities	928	913

TOTAL STOCKHOLDERS' EQUITY	27,389	27,011
Total Liabilities and Stockholders’ Equity	$36,824	$35,316

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$19	$265	$(561)	$(1,187)

Depreciation and amortization	167	178	670	767
Non-cash share based compensation expense	205	11	737	21
Tax effect of applicable non-GAAP adjustments 1	55	16	114	106
Adjustments to GAAP net income (loss)	427	205	1,521	894

Non-GAAP adjusted net income (loss)	$446	$470	$960	$(293)

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.00	$0.04	$(0.08)	$(0.17)

Depreciation and amortization	0.02	0.03	0.09	0.11
Non-cash share based compensation expense	0.03	0.00	0.10	0.00
Tax effect of applicable non-GAAP adjustments 1	0.01	0.00	0.02	0.02
Adjustments to GAAP net income (loss) per diluted common share	0.06	0.03	0.21	0.13

Non-GAAP adjusted net income (loss) per diluted common share	$0.06	$0.07	$0.13	$(0.04)

Weighted average shares used in calculation of Non-GAAP adjusted net income (loss) per diluted common share	7,248	7,116	7,203	7,103

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

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